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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 10, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

     The ATWOOD SOUTHERN CROSS has commenced its one-well drilling program (at a dayrate of $352,000) for Petronas Carigali Sdn Bhd offshore Mauritania which is expected to extend to the end of November or early December 2008. Additional contract opportunities following the completion of the one-well program are currently being pursued.

     The ATWOOD HUNTER is now expected to complete its current drilling program offshore Mauritania in mid-October 2008 and will then immediately commence its mobilization to Eastern Mediterranean Sea for its four (4) year contract commitment with Noble Energy Inc. and Kosmos Energy Ghana at operating dayrates in the $500,000’s.

     During the quarter ended September 30, 2008, the ATWOOD EAGLE incurred a total of six unplanned zero rate days due to equipment issues. This unplanned downtime reduced revenues for the quarter by approximately $2.4 million. Our last Fleet Status Report, dated August 28, 2008, indicated that the SEAHAWK could possibly incur three (3) to five (5) zero rate days during the fourth quarter ended September 30, 2008 for equipment maintenance; however, this maintenance was completed during the quarter with no zero rate days incurred.

     Information with respect to the Company’s Fleet Status Report at October 10, 2008 is attached hereto as Exhibit 99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 19 of the Exchange Act.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

ITEM 9.01      EXHIBITS

EXHIBIT 99.1 Fleet Status Report at October 10, 2008

EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

99.1	Fleet Status Report at October 10, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: October 10, 2008